Exhibit 31.3

CERTIFICATION

I, Bobby D. Riley, certify that:

1.  I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Riley Exploration Permian, Inc. for the year ended December 31, 2023.

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in light of the circumstances under which such statement was made, not misleading with respect to the period covered by this report.

Dated:	April 3, 2024
By:	/s/ Bobby D. Riley
Bobby D. Riley
Chief Executive Officer